UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2018

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	0-22923	74-2763837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2018, International Isotopes Inc. (the “Company”) held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”), at which the Company’s shareholders approved an amendment and restatement of the International Isotopes Inc. 2015 Incentive Plan (the “2015 Plan”).  The 2015 Plan was amended solely to increase the number of shares authorized for issuance under the 2015 Plan by an additional 20,000,000 shares.  The amendment and restatement of the 2015 Plan became effective immediately upon shareholder approval at the Annual Meeting.

A summary of the material terms of the 2015 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 30, 2018 (the “Proxy Statement”).  The forgoing summaries of the 2015 Plan set forth above and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2015 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.07.

Submission of Matters to a Vote of Security Holders.

On July 24, 2018, the Company held the Annual Meeting at the Company’s headquarters in Idaho Falls, Idaho.  At the Annual Meeting, there were 348,805,964 shares of the Company’s common stock represented to vote either in person or by proxy, or approximately 84.7% of the outstanding shares of common stock, which represented a quorum.  The final results of voting for each matter submitted to a vote of the shareholders at the Annual Meeting are as follows:

1.

Steve T. Laflin, Christopher Grosso and Robert Atcher were elected as directors of the Company, each to serve a one-year term or until his respective successor has been duly elected and qualified.  The voting for each director was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steve T. Laflin	179,208,482	1,191,574	168,405,908
Christopher Grosso	179,568,548	831,508	168,405,908
Robert Atcher	179,596,979	803,077	168,405,908

2.

Eide Bailly LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
348,439,648	125,823	240,493	—

3.

The proposal regarding the advisory vote to approve the compensation of the Company’s named executive officers was approved based on the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
177,888,198	1,924,846	587,012	168,405,908

4.

The proposal regarding the approval of the amendment and restatement of the International Isotopes Inc. 2015 Incentive Plan was approved based on the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
175,621,382	4,775,364	3,310	168,405,908

5.

The proposal regarding the approval of an amendment to our Restated Certificate of Formation, as amended, to effect a reverse stock split of the outstanding shares of the Company’s common stock by a ratio of not less than 1-for-20 and not more than 1-for-150 at any time, with the exact ratio to be set at a whole number within this range by the Board of Directors in its sole discretion, was approved based on the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
337,283,361	11,401,081	121,522	—

Item 9.01.

Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	International Isotopes Inc. Amended and Restated 2015 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ISOTOPES INC.

Date: July 30, 2018	By:	/s/ Steve T. Laflin
Steve T. Laflin President and Chief Executive Officer